Exhibit 99.2
Franklin BSP Realty Trust NewPoint Real Estate Capital Transaction Overview March 2025

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 2 Important Information The information herein relates to the Company’s business and financial information as of December 31, 2024 and does not reflect subsequent developments. Risk Factors Investing in and owning our common stock involves a high degree of risk. See the section entitled “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 26, 2025, and the risk disclosures in our subsequent periodic reports filed with the SEC for a discussion of these risks. Forward-Looking Statements Certain statements included in this presentation are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Franklin BSP Realty Trust, Inc. (“FBRT” or the “Company”) and may include the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should" or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements. Factors that could cause actual outcomes to differ materially from our forward-looking statements include the risk that we do not close the NewPoint transaction within the expected timeframe or at all, the risk that we do not realize the expected benefits from the NewPoint transaction, macroeconomic factors in the United States including inflation, changing interest rates and economic contraction, impairments in the value of real estate property securing our loans or that we own, the extent of any recoveries on delinquent loans, and the financial stability of our borrowers, and the other factors set forth in the risk factors section of our most recent Form 10-K and Form 10-Q. The extent to which these factors impact us and our borrowers will depend on future developments, which are highly uncertain and cannot be predicted with confidence. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law. Additional Important Information The summary information provided in this presentation does not purport to be complete and no obligation to update or otherwise revise such information is being assumed. Refer to the Form 8-K filed March 10, 2025 for additional information regarding the acquisition, including the purchase agreement. Nothing shall be relied upon as a promise or representation as to the future performance of the Company. This summary is not an offer to sell securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. This summary is not advice, a recommendation or an offer to enter into any transaction with us or any of our affiliated funds. There is no guarantee that any of the goals, targets or objectives described in this summary will be achieved. The information contained herein is not intended to provide, and should not be relied upon for, accounting, legal, ERISA or tax advice or investment recommendations. Investors should also seek advice from their own independent tax, accounting, financial, ERISA, investment and legal advisors to properly assess the merits and risks associated with their investment in light of their own financial condition and other circumstances. The information contained herein is qualified in its entirety by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. You may obtain a copy of the most recent Annual Report or Quarterly Report by calling (844) 785-4393 and/or visiting www.fbrtreit.com. This presentation contains information regarding FBRT’s financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), including Distributable Earnings. Please refer to the appendix for the reconciliation of the applicable GAAP financial measures to non-GAAP financial measures. PAST PERFORMANCE IS NOT A GUARANTEE OR INDICATIVE OF FUTURE RESULTS. INVESTMENTS INVOLVE SIGNIFICANT RISKS, INCLUDING LOSS OF THE ENTIRE INVESTMENT. There is no guarantee that any of the estimates, targets or projections illustrated in this summary will be achieved. Any references herein to any of the Company’s past or present investments, portfolio characteristics, or performance, have been provided for illustrative purposes only. It should not be assumed that these investments were or will be profitable or that any future investments will be profitable or will equal the performance of these investments. There can be no guarantee that the investment objective of the Company will be achieved. Any investment entails a risk of loss. An investor could lose all or substantially all of his or her investment. Please refer to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for a more complete list of risk factors. The following slides contain summaries of certain financial information about the Company. The information contained in this presentation is summary information that is intended to be considered in the context of our filings with the Securities and Exchange Commission and other public announcements that we may make, by press release or otherwise, from time to time.

Transaction Overview

The Acquisition of NewPoint Adds a Scaled CRE Agency Loan Origination and Servicing Platform to FBRT

Transaction Summary

- Franklin BSP Realty Trust, Inc. ("FBRT" or the "Company") has entered into a definitive agreement to acquire NewPoint Holdings JV LLC ("NewPoint") for $425 million
- Consideration will be comprised of 75% cash and 25% common units of FBRT's operating company ("OP Units")[1]
- NewPoint is a vertically integrated lending and servicing platform that holds all three agency licenses (FNMA, FHLMC, and FHA/HUD) (collectively, the "Agencies"). In addition, NewPoint is a GNMA-issuer

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Anticipated Financial Impact and Timing

- Expected to be accretive to GAAP EPS in the first half of 2026
- Expected to be accretive to fully converted[2] distributable EPS in the second half of 2026
- Expected to increase fully converted[2] Book Value per Share ("BVPS") in the first half of 2026. At close, the transaction is expected to reduce fully converted[2] BVPS by $0.26 to $0.28
- Expected to close in the third quarter of 2025, subject to customary closing conditions, including regulatory approvals

1. Consideration is $318,750,000 in cash and 8,385,951 of OP Units (valued at $12.67, the FBRT common stock opening price as of 1/31/25, the date the parties agreed on consideration). Cash amount is subject to closing adjustments
2. Fully converted per share information assumes applicable conversion of our OP units and outstanding series of convertible preferred stock into common stock and the full vesting of our outstanding equity compensation awards.

BENEFIT STREET PARTNERS | ALCENTRA 3

B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 4 NewPoint at-a-Glance $1.1 $1.4 $0.4 412 178 367 708 $6.2 $6.8 $4.8 $36.9 Key Stats 2024 Agency Originations One of Only 19 Agency Originators Approved by All 3 Agencies 237 Employees #3 HUD LEAN Lender in 2024 $54.7bn Servicing Portfolio $2.9bn Agency Volume in 2024 Total Servicing Portfolio as of December 31, 2024 Fannie Freddie Ginnie (FHA/HUD) Third Party $17.8 (32%) Agency $54.7bn Total UPB 1,665 Total Loan Count 957 (57%) Agency Top 20 MBA Ranked Commercial/Multifamily Servicer S&P Above Average Primary Servicer Fannie Freddie FHA/HUD $2.9bn Total Volume NewPoint’s vertically integrated lending and servicing platform will transform FBRT

Strategic Rationale

This Transaction Adds Capital-Light Businesses and Long-Term Assets to FBRT

1 Agency Licenses

Provides highly sought-after Agency licenses allowing FBRT to directly originate Agency loans

2 CRE Servicing

Enhances income stability, predictability and duration through a scaled servicer.

Enables FBRT to service Agency loans, third party CRE loans and FBRT originated loans

3 Strategic Growth

Creates a natural expansion of FBRT's core competency in multifamily lending.

Strategically positions FBRT to grow and diversify product lines within this high conviction sector

4 Book Value per Share Growth

Adds mortgage servicing rights ("MSR") as a long-term asset on FBRT's balance sheet.

Provides a potential avenue for recurring BVPS growth, delivering long-term value to FBRT's stockholders

BENEFIT STREET PARTNERS | ALCENTRA 5

Embedded Synergies

Long-Term Stockholder Value is Driven Through Embedded Synergies

Increased Presence

BSP has 90 CRE employees in five states.

NewPoint has 237 employees in 20 states.

This broad national coverage expands FBRT's geographic footprint and on-the-ground expertise

Deal Flow

NewPoint and FBRT are each expected to leverage their sponsor and origination relationships to increase deal flow at FBRT for Bridge and Agency loans

Multifamily Scale

Over the past four years, BSP and NewPoint have originated approximately $9 billion and $12 billion, respectively, in multifamily loans

Servicing

NewPoint will be able to service loans across the platform

BENEFIT STREET PARTNERS | ALCENTRA 6

Expanding FBRT's Multifamily Lending Capabilities

FBRT will be a One Stop Shop Supporting the Entire Multifamily Lending Lifecycle

	FBRT Capabilities			
Loan Type	**Pre-Acquisition**		**Post-Acquisition**	
	Originations	Servicing	Originations	Servicing
Construction Loans (2-3 years)	✓	✗	✓	✓
Transitional Loans (2-3 years)				
Lease Up	✓	✗	✓	✓
Value Add	✓	✗	✓	✓
Stabilized Bridge	✓	✗	✓	✓
CMBS Loans (5-10 years)	✓	✗	✓	✓
Agency Loans (5-10 years)				
Fannie Mae	✗	✗	✓	✓
Freddie Mac	✗	✗	✓	✓
Ginnie Mae (HUD)	✗	✗	✓	✓

BENEFIT STREET PARTNERS | ALCENTRA 7

Expanding FBRT's Business Lines Relative to Select Peers

FBRT will now have a Full Suite of CRE Products

		FBRT Pre Acq.	FBRT Post Acq.	Peer 1	Peer 2	Peer 3	Peer 4	Peer 5	Peer 6	Peer 7	Peer 8	Peer 9	Peer 10	Peer 11
	Senior Lending	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
	Junior Lending	✓	✓	✓	✓	✓	✓	✓		✓	✓		✓	✓
	Conduit	✓	✓		✓								✓	
Capital Light	Agency		✓	✓										
Capital Light	Servicing		✓	✓	✓									
	REO	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
	B-Pieces			✓								✓		
	Securities	✓	✓	✓	✓	✓		✓					✓	

Source: Public filings.

1. Select peers include ABR, ACRE, ARI, BRSP, BXMT, CMTG, GPMT, KREF, LADR, STWD, and TRTX.

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B E N E F I T S T R E E T P A R T N E R S | A L C E N T R A 9 Definitions Distributable Earnings and Distributable Earnings to Common Distributable Earnings is a non-GAAP measure, which the Company defines as GAAP net income (loss), adjusted for (i) non-cash CLO amortization acceleration and amortization over the expected useful life of the Company's CLOs, (ii) unrealized gains and losses on loans and derivatives, including CECL reserves and impairments, net of realized gains and losses, as described further below, (iii) non-cash equity compensation expense, (iv) depreciation and amortization, (v) subordinated performance fee accruals/(reversal), (vi) realized gains and losses on debt extinguishment and CLO calls, and (vii) certain other non-cash items. Further, Distributable Earnings to Common, a non-GAAP measure, presents Distributable Earnings net of (i) perpetual preferred stock dividend payments and (ii) non-controlling interests in joint ventures. As noted above, we exclude unrealized gains and losses on loans and other investments, including CECL reserves and impairments, from our calculation of Distributable Earnings and include realized gains and losses. The nature of these adjustments is described more fully in the footnotes to our reconciliation tables. GAAP loan loss reserves and any property impairment losses have been excluded from Distributable Earnings consistent with other unrealized losses pursuant to our existing definition of Distributable Earnings. We expect to only recognize such potential credit or property impairment losses in Distributable Earnings if and when such amounts are deemed nonrecoverable upon a realization event. This is generally at the time a loan is repaid, or in the case of a foreclosure or other property, when the underlying asset is sold. Amounts may also be deemed non-recoverable if, in our determination, it is nearly certain the carrying amounts will not be collected or realized. The realized loss amount reflected in Distributable Earnings will generally equal the difference between the cash received and the Distributable Earnings basis of the asset. The timing of any such loss realization in our Distributable Earnings may differ materially from the timing of the corresponding loss reserves, charge-offs or impairments in our consolidated financial statements prepared in accordance with GAAP. The Company believes that Distributable Earnings and Distributable Earnings to Common provide meaningful information to consider in addition to the disclosed GAAP results. The Company believes Distributable Earnings and Distributable Earnings to Common are useful financial metrics for existing and potential future holders of its common stock as historically, over time, Distributable Earnings to Common has been an indicator of common dividends per share. As a REIT, the Company generally must distribute annually at least 90% of its taxable income, subject to certain adjustments, and therefore believes dividends are one of the principal reasons stockholders may invest in its common stock. Further, Distributable Earnings to Common helps investors evaluate performance excluding the effects of certain transactions and GAAP adjustments that the Company does not believe are necessarily indicative of current loan portfolio performance and the Company's operations and is one of the performance metrics the Company's board of directors considers when dividends are declared. Distributable Earnings and Distributable Earnings to Common do not represent net income (loss) and should not be considered as an alternative to GAAP net income (loss). The methodology for calculating Distributable Earnings and Distributable Earnings to Common may differ from the methodologies employed by other companies and thus may not be comparable to the Distributable Earnings reported by other companies.

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